EXHIBIT 99.1

Hexion Specialty Chemicals Announces Capital Contribution from Apollo Management

$540 million Commitment to Help Fund Pending Merger with Huntsman

            COLUMBUS, Ohio – (October 9, 2008) – Hexion Specialty Chemicals, Inc. announced that it is proceeding expeditiously to seek to close its merger with Huntsman Corporation and, to assist it in closing the merger, affiliates of Apollo Management, L.P. have agreed to make a capital contribution of $540 million to Hexion. The new capital contribution, not required by any current contractual obligation of Hexion or Apollo, assists Hexion in addressing the issues raised in the decision last week by the Delaware Chancery Court in the pending merger. Apollo Management has also informed Hexion that it will waive its contractual right to a transaction fee in connection with the merger and suspend for three years its ongoing monitoring fees from Hexion.

            Since the decision was issued last Monday night, Hexion has taken a number of significant steps towards completion of the Huntsman merger. As announced last week, both the European Union and the U.S. Federal Trade Commission have completed their reviews of the transaction, and the parties have obtained the requisite approvals. In addition, Hexion is in ongoing discussions with Huntsman regarding a wide range of matters relating to the closing.

            Apollo’s equity commitment and fee waivers are conditioned upon consummation of the merger.

            Commenting on these actions, Craig Morrison, Chief Executive Officer of Hexion, said, “We are grateful for Apollo’s support as we continue to work towards closing the Huntsman transaction.”

About Hexion Specialty Chemicals

Based in Columbus, Ohio, Hexion Specialty Chemicals serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.hexion.com.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the management of Hexion Specialty Chemicals, Inc. (which may be referred to as “Hexion,” “we,” “us,” “our” or the “Company”) may from time to time make oral forward-looking statements. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently avail-

able financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in our 2007 Annual Report on Form 10-K, and our other filings, with the Securities and Exchange Commission (SEC). Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as an interruption in the supply of or increased pricing of raw materials due to natural disasters, competitive factors such as pricing actions by our competitors that could affect our operating margins, risks related to the transaction contemplated by the Huntsman merger agreement and related litigation and the transactions described in this release, and regulatory factors such as changes in governmental regulations involving our products that lead to environmental and legal matters as described in our 2007 Annual Report on Form 10-K, and our other filings, with the SEC.

Contacts:

Investors:
Hexion Specialty Chemicals, Inc.
John Kompa, +1-614-225-2223
Director, Investor Relations
john.kompa@hexion.com
or
Media:
Sard Verbinnen & Co
Anna Cordasco/Jonathan Gasthalter, 212-687-8080

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